                                                                EXHIBIT 23(C)(I)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Corestates Financial Corp of our report, which includes an explanatory paragraph related to a change in the method of accounting for investments in 1993, dated January 19, 1994, on our audit of the consolidated financial statements of Independence Bancorp, Inc. as of December 31, 1993 and for the year ended December 31, 1993 included in Form 8-K of CoreStates Financial Corp dated June 8, 1994. We also consent to the reference to our Firm under the caption "Experts".

/Coopers & Lybrand L.L.P./

Philadelphia, Pennsylvania
September 12, 1994

                                                               EXHIBIT 23(C)(II)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation of reference in this Registration Statement on Form S-4 of CoreStates Financial Corp of our report, which includes an explanatory paragraph related to a change in the method of accounting for post-retirement benefits in 1992, dated January 19, 1993, on our audit of the consolidated balance sheet of Germantown Savings Bank and subsidiaries as of December 31, 1992 and the related consolidated statements of income, shareholders equity, and cash flows for each of the two years in the period ended December 31, 1992 included in Form F-2 of Germantown Savings Bank.

/Coopers & Lybrand L.L.P./

Philadelphia, Pennsylvania
September 12, 1994